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

                                                                                                                       Exhibit 99(a)
                                                                                                                       Schedule II
                 MCI COMMUNICATIONS CORPORATION AND SUBSIDIARIES
                        VALUATION AND QUALIFYING ACCOUNTS
                          ALLOWANCE FOR UNCOLLECTIBLES
                                  (In millions)

                                           Balance at                                                                     Balance at
                                            Beginning                                           Deductions                   End of
                                            of Period                  Additions              (Write-offs)                    Period
                                          -----------                 ----------              ------------               -----------
    December 31, 1997                            $273                       $624                      $525                      $372

    December 31, 1996                             260                        572                       559                       273

    December 31, 1995                             226                        437                       403                       260
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